Exhibit 99.1

News Release

American Homes 4 Rent Reports First Quarter 2021 Financial and Operating Results
CALABASAS, Calif., May 6, 2021—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2021.
Highlights
•Rents and other single-family property revenues increased 8.8% to $312.6 million for the first quarter of 2021 from $287.3 million for the first quarter of 2020.
•Net income attributable to common shareholders totaled $30.2 million, or $0.09 per diluted share, for the first quarter of 2021, compared to $20.2 million, or $0.07 per diluted share, for the first quarter of 2020.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 8.5% to $0.32 per FFO share and unit for the first quarter of 2021 from $0.29 per FFO share and unit for the first quarter of 2020 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 8.9% to $0.29 per FFO share and unit for the first quarter of 2021 from $0.26 per FFO share and unit for the first quarter of 2020.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 4.0% year-over-year for the first quarter of 2021.
•Continued to experience record demand with a Same-Home portfolio Average Occupied Days Percentage of 97.3% in the first quarter of 2021, while achieving 10.0% rental rate growth on new leases, which accelerated further in April to an Average Occupied Days Percentage in the high 97% range while achieving over 11% rental rate growth on new leases.
•Subsequent to quarter end, closed a $1.25 billion sustainability-linked credit facility, which amends the Company’s existing credit facility and provides for expanded revolving capacity and lower borrowing cost.
•Subsequent to quarter end, announced the Company’s intent to redeem all outstanding shares of the 6.500% Series D and 6.350% Series E perpetual preferred shares.
•Raised Full Year 2021 Core FFO attributable to common share and unit holders guidance midpoint by $0.02 per share and unit to $1.27, representing anticipated full year growth of 9.5% over prior year.
“We are off to a strong start this year with quarterly Core FFO growth of 8.5%, which reflects our high-growth trajectory and record leasing results that continued strengthening into April,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “In an undersupplied market, we are providing access to high-quality, Class A homes and leveraging the benefits of our one-of-a-kind development program to help meet our country’s housing needs. Thanks to our team’s hard work and based on our ability to capitalize on the strong operating environment, coupled with our recently announced plan to accretively redeem our series D and E preferred shares, we are increasing the midpoint of our full year Core FFO guidance to $1.27 per share, which now represents 9.5% anticipated year-over-year growth.”
First Quarter 2021 Financial Results
Net income attributable to common shareholders totaled $30.2 million, or $0.09 per diluted share, for the first quarter of 2021, compared to $20.2 million, or $0.07 per diluted share, for the first quarter of 2020. This increase was primarily attributable to growth in the Company’s portfolio, higher occupancy and higher rental rates, as well as an increase in gain on sale and impairment of single-family properties and other, net, partially offset by increased uncollectible rents related to the COVID-19 pandemic.

Rents and other single-family property revenues increased 8.8% to $312.6 million for the first quarter of 2021, compared to $287.3 million for the first quarter of 2020. Revenue growth was driven by an increase in our average occupied portfolio which grew to 51,648 homes for the first quarter of 2021, compared to 48,898 homes for the first quarter of 2020, as well as higher rental rates, partially offset by increased uncollectible rents related to the COVID-19 pandemic.
Core NOI from our total portfolio increased 9.0% to $171.2 million for the first quarter of 2021, compared to $157.0 million for the first quarter of 2020. This growth was driven by a 7.9% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by an increase in uncollectible rents related to the COVID-19 pandemic and a 5.8% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 5.6% to $237.6 million for the first quarter of 2021, compared to $225.0 million for the first quarter of 2020, which was driven by a 3.3% increase in Average Monthly Realized Rent per property and a 210 basis point increase in Average Occupied Days Percentage. This growth was (i) further benefited by 30 basis points of contribution from higher fees and (ii) partially offset by 190 basis points of drag from increased uncollectible rents related to the COVID-19 pandemic, which resulted in 4.0% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 4.0% to $83.3 million for the first quarter of 2021, compared to $80.1 million for the first quarter of 2020. As a result, Core NOI from Same-Home properties increased 4.0% to $152.7 million for the first quarter of 2021, compared to $146.8 million for the first quarter of 2020.
Core FFO attributable to common share and unit holders was $116.9 million, or $0.32 per FFO share and unit, for the first quarter of 2021, compared to $103.1 million, or $0.29 per FFO share and unit, for the first quarter of 2020. Adjusted FFO attributable to common share and unit holders was $106.3 million, or $0.29 per FFO share and unit, for the first quarter of 2021, compared to $93.5 million, or $0.26 per FFO share and unit, for the first quarter of 2020. These improvements were primarily attributable to growth in the Company’s portfolio and a larger number of occupied properties as well as higher rental rates, partially offset by $4.9 million of negative financial impacts associated with the COVID-19 pandemic including $4.5 million of increased uncollectible rents and $0.4 million of increased uncollectible tenant reimbursements.
Collections Update
Collections have continued to remain resilient throughout the pandemic with the Company recognizing bad debt on 2.5% of its first quarter 2021 rental billings. Additionally, collections of April 2021 rental billings continue to remain consistent with pandemic payment histories within the same time frame.
Portfolio
As of March 31, 2021, the Company had an occupancy percentage of 97.5%, compared to 97.0% as of December 31, 2020. The occupancy percentage on Same-Home properties was 98.1% as of March 31, 2021, compared to 97.6% as of December 31, 2020.
Investments
As of March 31, 2021, the Company’s wholly-owned portfolio consisted of 53,984 homes, compared to 53,584 homes as of December 31, 2020, an increase of 400 homes during the first quarter of 2021, which included 299 newly constructed properties delivered through our AMH Development Program and 281 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 180 homes sold. As of March 31, 2021, the Company had 636 properties held for sale, compared to 711 properties as of December 31, 2020. Also, as of March 31, 2021, the Company had an additional 1,383 properties held in unconsolidated joint ventures, representing a net increase of 90 properties, compared to 1,293 properties held in unconsolidated joint ventures as of December 31, 2020.

Capital Activities, Balance Sheet and Liquidity
As of March 31, 2021, the Company had cash and cash equivalents of $75.2 million and had total outstanding debt of $2.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.3% and a weighted-average term to maturity of 11.6 years. The Company had $80.0 million of outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization and its revolving credit facility which was amended subsequent to quarter end, until 2024. During the first quarter of 2021, the Company generated $69.3 million of Retained Cash Flow and sold 180 properties generating $46.2 million of net proceeds.
On April 15, 2021, the Company closed a $1.25 billion revolving credit facility, amending its existing $800 million revolving credit facility. The amended revolving credit facility provides for expanded borrowing capacity to continue to support the Company’s growth initiatives, reflects a more favorable pricing grid based on current market conditions, and includes a sustainability component based upon third-party performance measures through which overall pricing can further improve if the Company meets certain targets. The interest rate on the amended revolving credit facility is at either LIBOR plus a margin ranging from 0.725% to 1.45% or a base rate (determined according to the greater of a prime rate, federal funds rate plus 0.5% or daily LIBOR rate plus 1.0%) plus a margin ranging from 0.00% to 0.45%. In each case the actual margin is determined based on the Company’s credit ratings in effect from time to time. The amended revolving credit facility matures on April 15, 2025, with two six-month extension options at the Company’s election if certain conditions are met.
2021 Guidance
The Company is providing revised 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, new variants or strains, impact of government regulations, the speed and effectiveness of vaccine distribution, vaccine adoption rates and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.22 - $1.28	$1.24 - $1.30
Core FFO attributable to common share and unit holders growth	5.2% - 10.3%	6.9% - 12.1%

Same-Home
Core revenues growth	3.25% - 4.75%	3.75% - 4.75%
Core property operating expenses growth	4.00% - 5.50%	4.00% - 5.50%
Core NOI growth	2.75% - 4.25%	3.25% - 4.75%
Changes to Full Year 2021 guidance:
•$0.01 reflecting strengthened operational outlook primarily in core revenues driven by strong occupancy and leasing results in both our Same-Home and Non-Same-Home portfolios.
•$0.01 reflecting partial year benefit from the anticipated refinancing of the 6.500% Series D and 6.350% Series E preferred shares.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s First Quarter 2021 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Friday, May 7, 2021 at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2021 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, May 21, 2021 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13718331#, or by using the link at www.americanhomes4rent.com, under “Investor relations.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2021, we owned 53,984 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2021 Guidance, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the COVID-19 pandemic on the financial condition, operating results and cash flows of the Company, our tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic continues to impact us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences, new variants or strains, impact of government regulations, the speed and effectiveness of vaccine distribution, vaccine adoption rates and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share data)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Single-family properties:
Land	$1,860,879	$1,836,798
Buildings and improvements	8,301,797	8,163,023
Single-family properties in operation	10,162,676	9,999,821
Less: accumulated depreciation	(1,832,510)	(1,754,433)
Single-family properties in operation, net	8,330,166	8,245,388
Single-family properties under development and development land	554,765	510,365
Single-family properties held for sale, net	115,994	129,026
Total real estate assets, net	9,000,925	8,884,779
Cash and cash equivalents	75,237	137,060
Restricted cash	136,867	128,017
Rent and other receivables	49,714	41,544
Escrow deposits, prepaid expenses and other assets	177,936	163,171
Investments in unconsolidated joint ventures	100,077	93,109
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,686,701	$9,593,625

Liabilities
Revolving credit facility	$80,000	$—
Asset-backed securitizations, net	1,922,734	1,927,607
Unsecured senior notes, net	890,143	889,805
Accounts payable and accrued expenses	307,644	298,949
Amounts payable to affiliates	—	4,834
Total liabilities	3,200,521	3,121,195

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares ($0.01 par value per share, 450,000,000 shares authorized, 316,617,810 and 316,021,385 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	3,166	3,160
Class B common shares ($0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at March 31, 2021 and December 31, 2020)	6	6
Preferred shares ($0.01 par value per share, 100,000,000 shares authorized, 35,350,000 shares issued and outstanding at March 31, 2021 and December 31, 2020)	354	354
Additional paid-in capital	6,234,456	6,223,256
Accumulated deficit	(445,103)	(443,522)
Accumulated other comprehensive income	13,576	5,840
Total shareholders’ equity	5,806,455	5,789,094
Noncontrolling interest	679,725	683,336
Total equity	6,486,180	6,472,430

Total liabilities and equity	$9,686,701	$9,593,625

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Rents and other single-family property revenues	$312,573	$287,342

Expenses:
Property operating expenses	118,694	107,497
Property management expenses	23,699	23,276
General and administrative expense	15,205	11,266
Interest expense	28,005	29,715
Acquisition and other transaction costs	4,846	2,147
Depreciation and amortization	90,071	82,821
Total expenses	280,520	256,722

Gain on sale and impairment of single-family properties and other, net	16,069	6,319
Other income and expense, net	799	588

Net income	48,921	37,527

Noncontrolling interest	4,925	3,501
Dividends on preferred shares	13,782	13,782

Net income attributable to common shareholders	$30,214	$20,244

Weighted-average common shares outstanding:
Basic	316,982,460	300,813,069
Diluted	317,441,397	301,305,068

Net income attributable to common shareholders per share:
Basic	$0.10	$0.07
Diluted	$0.09	$0.07

Defined Terms

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Non-GAAP Financial Measures
This press release and the First Quarter 2021 Earnings Release and Supplemental Information Package include Funds from Operations attributable to common share and unit holders (“FFO attributable to common share and unit holders”), Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders, Retained Cash Flow, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income or loss or net cash flows from operating activities, as defined by GAAP, as measures of our operating performance, liquidity or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the First Quarter 2021 Earnings Release and Supplemental Information Package.

Funds from Operations attributable to common share and unit holders and Retained Cash Flow
The following is a reconciliation of net income or loss attributable to common shareholders to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders and Retained Cash Flow for the three months ended March 31, 2021 and 2020 (amounts in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Net income attributable to common shareholders	$30,214	$20,244
Adjustments:
Noncontrolling interests in the Operating Partnership	4,925	3,501
Gain on sale and impairment of single-family properties and other, net	(16,069)	(6,319)
Adjustments for unconsolidated joint ventures	382	238
Depreciation and amortization	90,071	82,821
Less: depreciation and amortization of non-real estate assets	(2,788)	(2,064)
FFO attributable to common share and unit holders	$106,735	$98,421
Adjustments:
Acquisition, other transaction costs and other	4,846	2,852
Noncash share-based compensation - general and administrative	4,342	1,369
Noncash share-based compensation - property management	999	439
Core FFO attributable to common share and unit holders (1)	$116,922	$103,081
Recurring Capital Expenditures	(9,651)	(8,711)
Leasing costs	(975)	(910)
Adjusted FFO attributable to common share and unit holders (1)	$106,296	$93,460
Common distributions	(36,967)	(17,690)
Retained Cash Flow	$69,329	$75,770

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.29	$0.28
Core FFO attributable to common share and unit holders (1)	$0.32	$0.29
Adjusted FFO attributable to common share and unit holders (1)	$0.29	$0.26

Weighted-average FFO shares and units:
Common shares outstanding	316,982,460	300,813,069
Share-based compensation plan (2)	756,539	720,386
Operating partnership units	51,664,757	52,026,980
Total weighted-average FFO shares and units	369,403,756	353,560,435
(1)Core FFO and Adjusted FFO attributable to common share and unit holders include $4.5 million of increased uncollectible rents and $0.4 million of increased uncollectible tenant reimbursements during the first quarter of 2021 as a result of the COVID-19 pandemic.
(2)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.
FFO shares and units include weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.
FFO, Core FFO and Adjusted FFO attributable to common share and unit holders and Retained Cash Flow are not substitutes for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Core Net Operating Income
Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.
Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.
Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three months ended March 31, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$312,573	$287,342
Tenant charge-backs	(45,795)	(40,013)
Core revenues	266,778	247,329
Less: Non-Same-Home core revenues	30,760	20,430
Same-Home core revenues	$236,018	$226,899

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$118,694	$107,497
Property management expenses	23,699	23,276
Noncash share-based compensation - property management	(999)	(439)
Expenses reimbursed by tenant charge-backs	(45,795)	(40,013)
Core property operating expenses	95,599	90,321
Less: Non-Same-Home core property operating expenses	12,274	10,193
Same-Home core property operating expenses	$83,325	$80,128

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$48,921	$37,527
Gain on sale and impairment of single-family properties and other, net	(16,069)	(6,319)
Depreciation and amortization	90,071	82,821
Acquisition and other transaction costs	4,846	2,147
Noncash share-based compensation - property management	999	439
Interest expense	28,005	29,715
General and administrative expense	15,205	11,266
Other income and expense, net	(799)	(588)
Core NOI	171,179	157,008
Less: Non-Same-Home Core NOI	18,486	10,237
Same-Home Core NOI	152,693	146,771
Less: Same-Home Recurring Capital Expenditures	8,697	8,362
Same-Home Core NOI After Capital Expenditures	$143,996	$138,409

Contact:
American Homes 4 Rent
Investor Relations
Phone: (855) 794-2447
Email: investors@ah4r.com